UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

As previously disclosed, pursuant to a proposal included in Tyco International Ltd.’s (the “Company”) proxy statement for its annual general meeting of shareholders held on March 10, 2010, shareholders approved a dividend in the form of a capital reduction equal to 0.90 Swiss francs (CHF) per share payable in four quarterly installments through the end of the second fiscal quarter of 2011. The first installment of the distribution, equal to CHF 0.22 per share, was paid to shareholders on or about May 26, 2010.  The US dollar amount of the dividend payment was $0.1910 per share, based on the USD/CHF exchange rate in effect on May 19, 2010 of 1.1520.

In connection with the payment of this distribution, the Company amended its Articles of Association to reflect the reduction in par value of CHF 0.22 per share, effective upon their filing with the commercial register of the Canton of Schaffhausen, Switzerland on May 25, 2010.  As a result, the par value of each share of the Company is now CHF 7.38.

A copy of the amended Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
3.1	Articles of Association of Tyco International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins
John S. Jenkins, Jr.
Vice-President and Corporate Secretary

Date: May 27, 2010